SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                        Amendment No. 1 to Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported) December 3, 2001
        -----------------------------------------------------------------


                           VIKING CAPITAL GROUP, INC.
                           --------------------------
              (Exact Name of Registrant as Specified in its Charter


                                      Utah
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-22744                                                 87-0442090
----------------------                                 -------------------------
Commission File Number                                 (IRS Employer Ident. No.)


       Two Lincoln Centre, 5420 LBJ Freeway, Ste 300, Dallas, Texas 75240
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (972) 386-9996
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

On December 17, 2001, the Company filed a Form 8-K with earliest reportable event date of December 3, 2001 disclosing the acquisition of 25% of Beijing Fei Yun Viking Enterprises Company, Ltd. This Form 8-K/A amends and supplements such original filing to include financial information required by Item 7(a) and 7(b) of Form 8-K. Accordingly, Item 7 of such Form 8-K is amended as set forth herein.

Item 7(a) contains  historical  financial  statements  for Beijing Feiyun Xin Ye
Chemical Trading Co., Ltd., Lianyugang East Sea Highway Development and Management Co., Ltd. and Beijing Golden Horse Great Wall Estate Construction Co., Ltd. (Golden Horse) respectively. Golden Horse is the single largest part of the acquisition and includes Sunshine Plaza.

Item 7(a) begins below and Item 7(b) - Proforma Financial Information, begins after the historical financial statements and footnotes to the financial statements of Beijing Golden Horse Great Wall Estate Construction Co., Ltd.

ITEM 7(a) - FINANCIAL STATEMENTS OF BUSINESS ACQUIRED




            (The remainder of this page is left blank intentionally)

                            FINANCIAL STATEMENTS AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                              BEIJING FEIYUN XIN YE
                           CHEMICAL TRADING CO., LTD.


          For the Nine Months Ended September 30, 2001 (Unaudited) and
   For the Period from November 2, 2000 (Inception) through December 31, 2000

                              BEIJING FEIYUN XIN YE
                           CHEMICAL TRADING CO., LTD.

                                      INDEX


                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants...........................3

Financial Statements

    Balance Sheets at September 30, 2001 (Unaudited)
     and December 31, 2000...................................................4

    Statements of Operations for the Nine Months Ended September 30,
     2001 (Unaudited) and the Period from November 2, 2000
     (Inception) through December 31, 2000...................................5

    Statement of Changes in Owners' Equity for the Period from
     November 2, 2000 (Inception) through December 31, 2000..................6

    Statements of Cash Flows for the Nine Months Ended September 30,
     2001 (Unaudited) and the Period from November 2, 2000
     (Inception) through December 31, 2000...................................7

    Notes to Financial Statements............................................8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Beijing Feiyun Xin Ye Chemical Trading Co., Ltd.

We have audited the accompanying balance sheet of Beijing Feiyun Xin Ye Chemical Trading Co., Ltd. (the "Company") as of December 31, 2000 and the related statements of operations, owners' equity and cash flows for the period from November 2, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Feiyun Xin Ye Chemical Trading Co., Ltd. as of December 31, 2000 and the results of its operations and its cash flows for the period from November 2, 2000 (inception) through December 31, 2000, in conformity with accounting principals generally accepted in the United States of America.

As described in Note B, the accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note B, the entity which generated the Company's revenues ceased operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                /s/  King Griffin & Adamson P.C.
                                                --------------------------------
                                                KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
October 25, 2001



                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.


                                 BALANCE SHEETS
                                 --------------


                                     ASSETS

                                                                  September 30,
                                                                      2001         December 31,
                                                                   (Unaudited)           2000
                                                                  -------------    -------------
LONG-TERM ASSETS
    Property and equipment, net of  accumulated depreciation
     of $119,657 (unaudited) and $0 at September 30, 2001
     and December 31, 2000, respectively                          $   2,018,632    $   2,138,289
    Construction-in-progress                                            398,223          395,982
                                                                  -------------    -------------

              Total assets                                        $   2,416,855    $   2,534,271
                                                                  =============    =============



                         LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES
    Income taxes payable                                          $      91,712    $        --

OWNERS' EQUITY
    Paid-in capital                                                   2,534,271        2,534,271
    Accumulated deficit                                                (209,128)            --
                                                                  -------------    -------------

              Total owners' equity                                    2,325,143        2,534,271
                                                                  -------------    -------------

              Total liabilities and owners' equity                $   2,416,855    $   2,534,271
                                                                  =============    =============

The accompanying notes are an integral part of these financial statements.

                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.


                            STATEMENTS OF OPERATIONS


                                                      Period from
                                                      November 2,
                                      Nine Months         2000
                                        ended          (inception)
                                     September 30,      through
                                         2001         December 31,
                                      (Unaudited)           2000
                                     -------------    -------------
NET REVENUE                          $     354,784    $        --

OPERATING EXPENSES                         227,704             --
                                     -------------    -------------

     Income from operations                127,080             --

LOSS ON TRANSFER OF CURRENT ASSETS
  FOR NO CONSIDERATION                    (244,496)            --

OTHER INCOME (EXPENSE)
   Income tax expense                      (91,712)            --
                                     -------------    -------------

     Net loss                        $    (209,128)   $        --
                                     =============    =============


The accompanying notes are an integral part of this financial statement.

                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.


                     STATEMENT OF CHANGES IN OWNERS' EQUITY
   For the Period From November 2, 2000 (Inception) through December 31, 2000


                              Paid-in     Retained
                              Capital     Earnings      Total
                             ---------   ----------   ----------
Balance, November 2, 2000    $     --     $     --     $     --

Capital contribution          2,534,271         --      2,534,271
                             ----------   ----------   ----------

Balance, December 31, 2000   $2,534,271   $     --     $2,534,271
                             ==========   ==========   ==========





The accompanying notes are an integral part of this financial statement.


                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.


                            STATEMENTS OF CASH FLOWS


                                                                                 Period from
                                                                                 November 2,
                                                               Nine months         2000
                                                                  ended          inception)
                                                               September 30,      through
                                                                   2001         December 31,
                                                                (Unaudited)           2000
                                                               -------------    -------------
Cash flows from operating activities:
   Net loss                                                    $    (209,128)   $        --
   Adjustments to reconcile net loss to net cash provided by
    operating activities:
     Depreciation and amortization                                   119,657             --
     Changes in operating assets and liabilities:
      Income taxes payable                                            91,712             --
                                                               -------------    -------------

   Cash flows provided by operating activities                         2,241             --
                                                               -------------    -------------

Cash flows used in investing activities:
   Construction-in-progress                                           (2,241)            --
                                                               -------------    -------------

Net increase (decrease) in cash                                         --               --

Cash, beginning of period                                               --               --
                                                               -------------    -------------

Cash, end of period                                            $        --      $        --
                                                               =============    =============


Supplemental cash flow information:
   Interest paid                                               $        --      $        --
                                                               =============    =============
   Taxes paid                                                  $        --      $        --
                                                               =============    =============

Non-cash Supplemental Information:
   Capital contribution of property and equipment and
    construction-in-progress                                   $        --      $   2,534,271
                                                               =============    =============
   Distribution of net current assets                          $     244,496    $        --
                                                               =============    =============



The accompanying notes are an integral part of these financial statements.

                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.


                    NOTES TO FINANCIAL STATEMENTS (Continued)
                    September 30, 2001 and December 31, 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Beijing Feiyun Xin Ye Chemical Trading Co., Ltd. (the "Company") was incorporated on November 2, 2000 to engage in the trading and transportation of chemical products in the People's Republic of China. The Company is 100% owned by Feiyun Property Development Company, Ltd.

The Company entered into an agreement effective January 1, 2001, with Beijing Northern Xin Ye Trading Co., Ltd. ("Northern Xin Ye") whereby Northern Xin Ye agreed to produce the chemical products sold for a fee of 10%. Based on the agreement, Northern Xin Ye collects the funds from the chemical trading activities and distributes 90% of the profits to the Company. During the period from January 1, 2001 through September 30, 2001, the revenues were derived solely from the net fees received from Northern Xin Ye.

Interim Information
-------------------

Interim information is unaudited; however, in the opinion of the Company's management, all adjustments necessary for a fair statement of interim results have been included in accordance with generally accepted accounting principles. All adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of results to be expected for the entire year.

Use of Estimates and Assumptions
--------------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Property and Equipment
----------------------

Property and equipment are stated at cost and depreciated over their estimated useful lives ranging from five to twenty years, using the straight-line method. Repairs and maintenance are charged to operations as incurred. Major improvements are capitalized.

Revenue Recognition

The Company records income based on the provisions of its agreement with Northern Xin Ye. Based on this agreement, the Company earns 90% of the net profits Northern Xin Ye generates from its activities.

Foreign Currency Translation
----------------------------

All operations are conducted in the People's Republic of China. The local currency is the functional currency (primary currency in which business is conducted). As the functional currency has been stable in relation to the U. S. dollar for all periods presented, there is no adjustment resulting from translating the foreign functional currency assets and liabilities into U. S. dollars. Accordingly, no such gain or loss from foreign currency translation is presented as a separate component of owners' equity.

                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                    September 30, 2001 and December 31, 2000




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company is not subject to any income taxes in the United States. The Company is subject to income taxes within the People's Republic of China.

The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect such taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.


NOTE B - GOING CONCERN UNCERTAINTY

The financial statements have been prepared under the assumption that the Company will continue as a going concern. In July 2001, Northern Xin Ye ceased its operations. Since the Company's revenues were derived solely from the activities of Northern Xin Ye, this raises substantial doubt as to whether the entity can continue as a going concern. The Company's ability to continue as a going concern is dependent on management's ability to generate new business under their new license agreement. (See Note E)

The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2000:

     Land and buildings                                     $2,114,000
     Office equipment                                           24,289
                                                            ----------
                                                             2,138,289

     Less:  Accumulated depreciation                              --
                                                            ----------
                                                            $2,138,289
                                                            ==========

NOTE D - CONSTRUCTION-IN-PROGRESS

Construction-in-progress consists of costs incurred to construct a building that will be used as the Company's office. After completing the construction, the Company will depreciate the building over its estimated useful life of 20 years.

                         BEIJING FEIYUN XIN YE CHEMICAL
                                TRADING CO., LTD.


                   NOTES TO FINANCIAL STATEMENTS (Continued)
                    September 30, 2001 and December 31, 2000


NOTE E - INTERIM FINANCIAL INFORMATION (UNAUDITED)

Effective in September 2001, a new entity, Beijing Feiyun Odyssey Chemical Trading Company, Ltd., was established by Feiyun Property Development Company, Ltd. The chemical trading operations are to be continued by this entity after it receives the necessary licenses. In connection with this entity's formation, the Company contributed its net current assets of $244,496 at net book value. This transfer of assets for no consideration has been recorded as a loss in the accompanying statements of operations.

                            FINANCIAL STATEMENTS AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                           LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited) and the Period from August 2, 2000 (Date of Inception) through December 31, 2000

                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


                                      INDEX



                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants...........................3

Financial Statements

    Balance Sheets at September 30, 2001 (Unaudited)
      and December 31, 2000..................................................4

    Statements of Operations for the Nine Months Ended September 30,
      2001 and 2000 (Unaudited), the Period from August 2, 2000
      (Date of Inception) through December 31, 2000, and for the period from inception (August 2, 2000) to September 30, 2001...........5


    Statement of Changes in Owners' Equity for the Period from August 2,
      2000 (Date of Inception) through December 31, 2000.....................6


    Statements of Cash Flows for the Nine Months Ended September 30,
      2001 and 2000 (Unaudited), the Period from August 2, 2000
       (Date of Inception) through December 31, 2000, and for the period from inception (August 2, 2000) to September 30, 2001..........7


    Notes to Financial Statements............................................8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Lianyugang East Sea Highway Development and Management Co., Ltd. (a Development Stage Enterprise)

We have audited the accompanying balance sheet of Lianyugang East Sea Highway Development and Management Co., Ltd. (a Development Stage Enterprise), (the "Company") at December 31, 2000 and the related statements of operations, owners' equity and cash flows for the period from August 2, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lianyugang East Sea Highway Development and Management Co., Ltd. (a Development Stage Enterprise) as of December 31, 2000 and the results of its operations and its cash flows for the period from August 2, 2000 (date of inception) through December 31, 2000 in conformity with accounting principals generally accepted in the United States of America.

As described in Note B, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will not begin generating revenues until 2002 after the completion of its highway project. Additionally, at December 31, 2000, the Company's current liabilities exceeded its current assets by $927,270. The Company will also need to obtain additional financing to complete its highway project in order to begin generating revenues. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                /s/  King Griffin & Adamson P.C.
                                                --------------------------------
                                                KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
October 25, 2001



                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)

                                 BALANCE SHEETS
                                 --------------


                                     ASSETS
                                                                September 30,
                                                                     2001        December 31,
                                                                 (Unaudited)           2000
                                                                -------------    -------------
CURRENT ASSETS
   Cash and cash equivalents                                    $      73,446    $     871,930
   Note receivable                                                    728,413             --
   Amounts due from related parties                                    60,278           51,340
                                                                -------------    -------------
         Total current assets                                         862,137          923,270

LONG-TERM ASSETS
   Note receivable from a related party                                  --            966,410
   Property and equipment, net of accumulated depreciation of
    $2,295 and $0 at September 30, 2001 and December 31, 2000          60,157             --
   Construction-in-progress                                        21,112,503       10,160,000
                                                                -------------    -------------
         Total long-term assets                                    21,172,660       11,126,410
                                                                -------------    -------------

         Total assets                                           $  22,034,797    $  12,049,680
                                                                =============    =============


                         LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES
   Short-term loan                                              $   2,053,569    $        --
   Current portion of long-term debt                                2,415,964        1,208,000
   Other payables                                                     122,248             --
   Accrued interest                                                   164,406           38,540
   Amounts due to related parties                                   2,527,098          604,000
   Accrued interest due to related parties                            120,315             --
                                                                -------------    -------------
         Total current liabilities                                  7,403,600        1,850,540

LONG-TERM LIABILITIES
   Long-term debt, less current portion                             1,751,574        2,959,600
   Long-term loan due to a related party                                 --          1,769,720
   Accrued interest                                                    94,827           39,500
   Accrued interest on loans due to related parties                      --             27,180
   Deferred revenue                                                 9,975,030        4,237,180
                                                                -------------    -------------

         Total liabilities                                         19,225,031       10,883,720
                                                                -------------    -------------

OWNERS' EQUITY
   Paid-in capital                                                  3,019,955        1,208,000
   Deficit accumulated in the development stage                      (210,189)         (42,040)
                                                                -------------    -------------
         Total owners' equity                                       2,809,766        1,165,960
                                                                -------------    -------------

         Total liabilities and owners' equity                   $  22,034,797    $  12,049,680
                                                                =============    =============



The accompanying notes are an integral part of these financial statements.


                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)



                            STATEMENTS OF OPERATIONS


                                      (Unaudited)
                             ---------------------------------              Period from
                                          Period from      Period from     August 2, 2000
                                         August 2, 2000   August 2, 2000 (date of inception)
                          Nine months      (inception)     (inception)        through
                             ended           through         through        September 30,
                         September 30,    September 30,    December 31,         2001
                               2001             2000             2000        (Unaudited)
                        --------------   --------------   --------------   --------------
Net sales               $         --     $         --     $         --     $         --
Cost of sales                     --               --               --               --
                        --------------   --------------   --------------   --------------

         Gross profit             --               --               --               --

Operating expenses             168,149           18,000           42,040          210,189
                        --------------   --------------   --------------   --------------

         Net loss       $      168,149   $       18,000   $       42,040   $      210,189
                        ==============   ==============   ==============   ==============


The accompanying notes are an integral part of these financial statements.

                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)



                     STATEMENT OF CHANGES IN OWNERS' EQUITY
    Period from August 2, 2000 (Date of Inception) through December 31, 2000


                              Additional
                               Paid-in     Accumulated
                               Capital       Deficit         Total
                             -----------   -----------    -----------
Balance, August 2, 2000      $      --     $      --      $      --

Capital contribution           1,208,000          --        1,208,000

Net loss                            --         (42,040)       (42,040)
                             -----------   -----------    -----------

Balance, December 31, 2000   $ 1,208,000   $   (42,040)   $ 1,165,960
                             ===========   ===========    ===========


The accompanying notes are an integral part of this financial statement.


                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


                            STATEMENTS OF CASH FLOWS

                                                                         (Unaudited)
                                                                ---------------------------------                 Period from
                                                                              Period from       Period from      August 2, 2000
                                                                             August 2, 2000    August 2, 2000 (date of inception)
                                                             Nine months       (inception)      (inception)         through
                                                                ended            through          through        September 30,
                                                            September 30,     September 30,     December 31,         2001
                                                                  2001              2000              2000        (Unaudited)
                                                           --------------    --------------    --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                $     (168,149)   $      (18,000)   $      (42,040)   $     (210,189)
   Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
     Depreciation and amortization                                  2,295              --                --               2,295
     Changes in operating assets and liabilities:
       Amount due from related parties                             (8,938)         (214,000)          (51,340)          (60,278)
       Other payables                                             122,248              --                --             122,248
       Accrued interest                                           181,130            22,000            78,040           259,170
       Accrued interest to related parties                         93,136              --              27,180           120,316
                                                           --------------    --------------    --------------    --------------
         Cash flows provided by operating activities              221,722          (210,000)           11,840           233,562
                                                           --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                            (62,452)             --                --             (62,452)
   Expenditures for construction-in-progress                   (5,214,653)       (1,630,000)       (5,922,820)      (11,137,473)
   Issuance and receipt of proceeds from note receivable          237,997          (966,000)         (966,410)         (728,413)
                                                           --------------    --------------    --------------    --------------
         Cash flows used in investing activities               (5,039,108)       (2,596,000)       (6,889,230)      (11,928,338)
                                                           --------------    --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short-term loan                                2,053,569              --                --           2,053,569
   Proceeds from issuance of capital                            1,811,955         1,208,000         1,208,000         3,019,955
   Proceeds from repayment of note receivable                        --                --                --                --
   Proceeds from long-term debt                                      --           2,416,000         4,167,600         4,167,600
   Proceeds from (payment of) long-term debt from
    a related party                                            (1,769,720)             --           1,769,720              --
   Amounts loaned by related parties                            1,923,098              --             604,000         2,527,098
                                                           --------------    --------------    --------------    --------------
         Cash flows provided by financing activities            4,018,902         3,624,000         7,749,320        11,768,222
                                                           --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH                                  (798,484)          818,000           871,930            73,446

CASH, BEGINNING OF PERIOD                                         871,930              --                --                --
                                                           --------------    --------------    --------------    --------------

CASH, END OF PERIOD                                        $       73,446    $      818,000    $      871,930    $       73,446
                                                           ==============    ==============    ==============    ==============

SUPPLEMENTAL CASH FLOW INFORMATION
   Interest paid                                           $       73,326    $         --      $        1,933    $       75,259
                                                           ==============    ==============    ==============    ==============
   Taxes paid                                              $         --      $         --      $         --      $         --
                                                           ==============    ==============    ==============    ==============

SUPPLEMENTAL NON-CASH INVENTORY
  AND FINANCING ACTIVITIES
   Contribution of services                                $    5,737,851    $         --      $    4,237,180    $    9,975,031
                                                           ==============    ==============    ==============    ==============

The accompanying notes are an integral part of these financial statements.

                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Lianyugang East Sea Highway Development and Management Co., Ltd., ("The Company") is engaged in the construction of a highway in the Jiangsu Province of the People's Republic of China. At December 31, 2000 the Company was 40% owned by Feiyun Property Development Company, 20% by East Sea County Transportation Bureau ("East Sea"), 24% by Mr. Zhou Haiping, and 16% by Mr. Wang Jun. The highway is owned by East Sea County Transportation Bureau and the operating rights, along with the highway tolls, are to be transferred to the Company for an operating period of 15 to 20 years. The construction of the highway is expected to be completed in 2002. The Company will begin generating revenues and amortizing the cost of the project after completing the construction of the highway.

Interim Information

Interim information is unaudited; however, in the opinion of the Company's management, all adjustments necessary for a fair statement of interim results have been included in accordance with generally accepted accounting principles. All adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of results to be expected for the entire year.

Use of Estimates and Assumptions
--------------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Cash Equivalents
-------------------------

The Company considers all highly-liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Foreign Currency Translation
----------------------------

All operations are conducted in the People's Republic of China. The local currency is the functional currency (primary currency in which business is conducted). As the functional currency has been stable in relation to the U. S. dollar for all periods presented, there is no adjustment resulting from translating the foreign functional currency assets and liabilities into U. S. dollars. Accordingly, no such gain or loss from foreign currency translation is presented as a separate component of owners' equity.

                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
------------

The Company is not subject to any income taxes in the United States. The Company is subject to income taxes within the People's Republic of China.

The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect such taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Construction-in-Progress
------------------------

Costs capitalized as construction-in-progress in connection with the construction of the highway include, all direct material and labor costs and all indirect costs associated with the project. Any general and administrative costs are expensed as incurred. The Company will begin amortizing these costs once the highway is completed and revenues are being generated. Total interest capitalized for the year ended December 31, 2000 totaled $105,217.


NOTE B - GOING CONCERN UNCERTAINTY

The financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company has not completed construction of the highway which once completed will be its sole source of revenues. The construction process is expected to be completed in mid 2002. Since the development of this highway is a government sponsored project, management believes that they will be able to obtain additional government financing, if necessary, in order to complete the highway.

The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.


NOTE C - CONSTRUCTION-IN-PROGRESS AND DEFERRED REVENUE

During the period ended December 31, 2000 the Company received $4,237,180 in grants in the form of contributed services from East Sea, a government entity which is also a 20% equity owner of the Company. The Company also received $604,000 from East Sea under a short-term loan agreement which was subsequently converted into additional capital (see Note E). The grant of $4,237,180 has been recorded as deferred revenue and will be amortized into income using the straight-line method over the estimated useful life of the highway, once revenue begins to be generated.


                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


NOTE D - RELATED PARTY TRANSACTIONS

At December 31, 2000, the Company had certain notes receivable from related parties totaling $27,180. These notes have no stated interest rates or repayment terms. The Company also has a note receivable from a related party totaling
$24,160 at December 31, 2000. Interest on this note receivable is charged at the People's Republic of China Bank rate (6.138% at December 31, 2000). This note which is unsecured, matures in September 2001, and is currently due.

At December 31, 2000, the Company also has a long-term note receivable due from a related party totaling $966,410. The Company advanced this entity money to use as working capital. An owner and director of the Company's parent is also a director of this related entity. Interest on the note is charged at the interest rate of the People's Republic of China Bank (6.138% at December 31, 2000). The note matures in January 2002 and is unsecured.

As discussed in Note C, East Sea awarded grants and subsidies to the Company totaling $4,237,180. In addition, $604,000 was loaned to the Company. On March
28, 2001, East Sea approved the conversion of the $604,000 as a capital contribution.

During the period from August 2, 2000 (inception) through December 31, 2000, the
Company borrowed $1,769,720 from an entity in which one of the Company's owners is also a director. The amount due at December 31, 2000 totaling $1,769,720, which is unsecured, bears interest at the People's Republic of China Bank rate
(6.138% at December 31, 2000) and matures April, 2002. At December 31, 2000, accrued interest on this loan totaled $27,180.


NOTE E - LONG-TERM DEBT

At December 31, 2000, long-term debt consists of the following:
                                                                                    2000
                                                                                 ----------
Note payable to Agricultural Bank of China, bearing interest at 8.00%, due
  December 2, 2001.  This note is personally guaranteed by the directors of
  the Company                                                                    $1,208,000

Note payable to Nanjing Zaichong Enterprise Management Consulting Company
  Limited, principal plus interest due at maturity, bearing interest at the
  People's Republic of China Bank rate (6.138% at December 31, 2000), maturing
  March 2002.  This note is unsecured                                             1,208,000

Note payable to Nanjing Zaichong Enterprise Management Consulting Company
  Limited, principal plus interest due at maturity, bearing interest at the
  People's Republic of China Bank rate (6.138% at December 31, 2000), maturing
  December 2002.  This note is unsecured                                            362,400


                          LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)

NOTE E - LONG-TERM DEBT (Continued)
                                                                                         2000
                                                                                      ----------
Note payable to Jiangsu Tianying Trading Enterprise Co., Ltd., with a maximum facility of $1,449,600; principal plus interest due at maturity, bearing interest at People's Republic of China Bank rate (6.138% at December 31, 2000),
  maturing November 2002.  This note is unsecured                                      1,389,200
                                                                                      ----------

                                                                                       4,167,600

    Less current maturities of long-term debt                                          1,208,000
                                                                                      ----------

    Total long-term debt                                                              $2,959,600
                                                                                      ==========

At December 31, 2000, future maturities of long-term debt were as follows:

                       Year Ending
                       December 31,
                       ------------
      2001             $  1,208,000
      2002                2,959,600
                       ------------

     Total             $  4,167,600
                       ============


NOTE F - INCOME TAXES

During the period  ended  December  31,  2000,  the Company  incurred  financial reporting and income tax losses. The Company provided a valuation allowance against the deferred tax asset resulting from this carryforward since realization of this benefit cannot be reasonably assured. At December 31, 2000, there were no other significant deferred tax assets or liabilities.


NOTE G - CONCENTRATION OF CREDIT RISK

Cash held in financial institutions may potentially expose the Company to concentrations of credit risk. To minimize risk, the Company monitors the institutions where it places its cash and cash equivalents and does not believe there is significant risk with respect to these amounts.


NOTE H - INTERIM FINANCIAL INFORMATION (UNAUDITED)

During May 2001, the Company entered into a loan agreement with China Agricultural Bank for $1,208,000, bearing interest at 7.722% per annum, with the principal and interest due in May 2002. The loan is personally guaranteed by the owners of the Company. The amount is unsecured.

During August 2001, the Company entered into a loan agreement with Nanjing Ziachong Enterprise Management Consulting Company, Limited for $845,600, bearing interest at the People's Republic of China Bank Rate (6.138% at September 30,
2001), with the principal and interest due in August 2002. The note is unsecured.

                           LIANYUGANG EAST SEA HIGHWAY
                      DEVELOPMENT AND MANAGEMENT CO., LTD.
                        (a Development Stage Enterprise)


NOTE H - INTERIM FINANCIAL INFORMATION (UNAUDITED) (Continued)

During the nine months ended September 30, 2001, the Company borrowed $2,527,098 from an entity in which one of the Company's directors is also a director. The amounts are due April through July 2002 and bear interest at current market rates. The amounts are unsecured.

Also during the nine months ended September 30, 2001, the Company received an additional $5,737,850 in the form of contributed services from East Sea.

                      CONSOLIDATED FINANCIAL STATEMENTS AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY


        For the Nine Months Ended September 30, 2001 and 2000 (Unaudited) and the Twelve Months Ended December 31, 2000 and 1999

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY


                                      INDEX



                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants...........................3

Consolidated Financial Statements

    Consolidated Balance Sheets at September 30, 2001 (Unaudited) and
      December 31, 2000 and 1999.............................................4

    Consolidated Statements of Operations for the Nine Months
      ended September 30, 2001 and 2000 (Unaudited) and the Years ended December 31, 2000 and 1999.......................................5


    Consolidated Statement of Changes in Owners' Equity for the
      Years Ended December 31, 2000 and 1999.................................6

    Consolidated Statements of Cash Flows for the Nine Months
      ended September 30, 2001 and 2000 (Unaudited) and the Years ended December 31, 2000 and 1999.......................................7

    Notes to Consolidated Financial Statements...............................8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Owners
Beijing Golden Horse Great Wall Estate Construction Co., Ltd.

We have audited the accompanying consolidated balance sheets of Beijing Golden Horse Great Wall Estate Construction Co., Ltd. and Subsidiary (the "Company"), at December 31, 2000 and 1999 and the related consolidated statements of operations, owners' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beijing Golden Horse Great Wall Estate Construction Co., Ltd. and Subsidiary, at December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with accounting principals generally accepted in the United States of America.

As described in Note B, the accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 2000, short-term payables of $98,479,000 significantly exceeded current liquid assets. The Company incurred losses before extraordinary items of $4,027,000 and $985,000 for the years ended December 31, 2000 and 1999, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 /s/ King Griffin & Adamson P.C.
                                                 -------------------------------
                                                 KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
October 25, 2001



                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                     ASSETS


                                   (Unaudited)
                                                                                     December 31,
                                                           September 30,    ------------------------------
                                                                 2001             2000             1999
                                                           -------------    -------------    -------------
ASSETS
    Cash and cash equivalents                              $         242    $         241    $         312
    Other receivables                                                124             --               --
    Real estate held for sale                                     54,451           56,256           56,913
    Mortgage loans receivable, less allowance for loan
      losses of $5,852 (unaudited), $5,852 and $5,852 at
      September 30, 2001 and December 31, 2000 and
      1999, respectively                                          15,945           16,475           15,886
    Property and equipment, net of accumulated
      depreciation of $5,228 (unaudited), $4,019 and
      $2,212 at September 30, 2001 and December 31,
      2000 and 1999, respectively                                 34,896           35,838           37,471
    Amounts due from related party                                 1,816            1,249            8,602
                                                           -------------    -------------    -------------

              Total assets                                 $     107,474    $     110,059    $     119,184
                                                           =============    =============    =============



                         LIABILITIES AND OWNERS' EQUITY

LIABILITIES
    Short-term loans                                       $      39,725    $      39,769    $      39,977
    Accounts payable                                              12,466           13,913           13,579
    Accrued expenses                                               5,850            3,330            1,326
    Other payables                                                26,117           30,334           42,063
    Amounts due to related parties                                11,935           11,133           11,616
                                                           -------------    -------------    -------------

              Total liabilities                                   96,093           98,479          108,561

MINORITY INTEREST                                                  1,642            1,700            1,775

COMMITMENTS AND CONTINGENCIES (Note B)

OWNERS' EQUITY
    Paid-in capital                                               10,472           10,472           10,472
    Accumulated deficit                                             (733)            (592)          (1,624)
                                                           -------------    -------------    -------------

              Total owners' equity                                 9,739            9,880            8,848
                                                           -------------    -------------    -------------

              Total liabilities and owners' equity         $     107,474    $     110,059    $     119,184
                                                           =============    =============    =============


The accompanying notes are an integral part of these consolidated financial statements.


                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                             Nine months
                                                                ended              Year ended
                                                            September 30,         December 31,
                                                         -------------------   ------------------
                                                         2001       2000       2000       1999
                                                         -------    -------    -------    -------
REVENUE
   Sales of real estate, net of sales taxes              $ 2,959    $   983    $   983    $ 4,761
   Rental income                                             173        268        524        336
                                                         -------    -------    -------    -------

   Total revenue                                           3,132      1,251      1,507      5,097

COSTS AND EXPENSES
   Cost of real estate sales                               1,804        657        657      2,783
   Interest expense                                        2,613      2,400      3,439        800
   Selling expenses                                          300        482        649        188
   General and administrative expenses                     1,863      1,714      2,542      2,563
                                                         -------    -------    -------    -------

   Total costs and expenses                                6,580      5,253      7,287      6,334

   Operating income (loss)                                (3,448)    (4,002)    (5,780)    (1,237)

OTHER INCOME (EXPENSE), NET                                   (3)      --         --         --
                                                         -------    -------    -------    -------

   Income (loss) before provision for income taxes,
    minority interest and extraordinary item              (3,451)    (4,002)    (5,780)    (1,237)

INCOME TAX (EXPENSE) BENEFIT                                 723      1,321      1,679        174
MINORITY INTEREST                                             58         58         74         78
                                                         -------    -------    -------    -------

   Income (loss) before extraordinary item                (2,670)    (2,623)    (4,027)      (985)

EXTRAORDINARY ITEM
   Gain on extinguishment of debt, net of income taxes
    of $1,245 in 2001 and $2,492 in 2000                   2,529      5,059      5,059       --
                                                         -------    -------    -------    -------

NET INCOME (LOSS)                                        $  (141)   $ 2,436    $ 1,032    $  (985)
                                                         =======    =======    =======    =======

The accompanying notes are an integral part of this consolidated financial statement.


                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY



                     STATEMENT OF CHANGES IN OWNERS' EQUITY
                     --------------------------------------
                 For the Years ended December 31, 2000 and 1999
                                 (in thousands)



                                                    Paid-In     Accumulated
                                                    Capital       Deficit         Total
                                                  -----------   -----------    -----------
Owners' equity, January 1, 1999                   $    10,472   $      (639)   $     9,833

Net loss for the year ended December 31, 1999            --            (985)          (985)
                                                  -----------   -----------    -----------

Owners' equity, December 31, 1999                      10,472        (1,624)         8,848

Net income for the year ended December 31, 2000          --           1,032          1,032
                                                  -----------   -----------    -----------

Owners' equity, December 31, 2000                 $    10,472   $      (592)   $     9,880
                                                  ===========   ===========    ===========


The accompanying notes are an integral part of this consolidated financial statement.


                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY



                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                            (Unaudited)
                                                            Nine months      Nine months               Year ended
                                                               ended            ended                 December 31,
                                                           September 30,    September 30,    ------------------------------
                                                                 2001             2000             2000             1999
                                                           -------------    -------------    -------------    -------------
Cash flows from operating activities:
   Net income (loss)                                       $        (141)   $       2,436    $       1,032    $        (985)
   Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
     Extraordinary item, net of income taxes                      (2,529)          (5,059)          (5,059)            --
     Gain on disposal of fixed asset                                 (14)            --               --               --
     Depreciation and amortization                                 1,420            1,342            1,807            1,814
     Minority interest                                               (58)             (58)             (74)             (78)
   Changes in operating assets and liabilities:
     Mortgage loans receivable                                       530              161             (590)          (5,336)
     Other receivables                                              (124)            --               --               --
     Inventories                                                   1,804              657              657            2,782
     Accounts payable                                             (1,449)          (2,675)             334            4,000
     Other payables                                               (1,685)          (9,197)          (6,671)           4,302
     Accrued expenses                                              2,520            1,958            2,004              935
                                                           -------------    -------------    -------------    -------------

   Cash flows provided by (used in) operating activities             274          (10,435)          (6,560)           7,434
                                                           -------------    -------------    -------------    -------------

Cash flows from investing activities:
   Amounts due from related parties                                 (567)           9,544            7,353           (1,557)
   Purchases of property and equipment                              (590)            (103)            (172)          (1,045)
   Proceeds from sale of property and equipment                      126             --               --               --
                                                           -------------    -------------    -------------    -------------

   Cash flows provided by (used in) investing activities          (1,031)           9,441            7,181           (2,602)
                                                           -------------    -------------    -------------    -------------

Cash flows from financing activities:
   Amounts due to related parties                                    802              992             (484)          (4,837)
   Proceeds from (repayments of) short-term loans                    (44)            --               (208)            (168)
                                                           -------------    -------------    -------------    -------------

   Cash flows provided by (used in) financing activities             758              992             (692)          (5,005)

Net increase (decrease) in cash                                        1               (2)             (71)            (173)

Cash, beginning of period                                            241              312              312              485
                                                           -------------    -------------    -------------    -------------

Cash, end of period                                        $         242    $         310    $         241    $         312
                                                           =============    =============    =============    =============


SUPPLEMENTAL CASH FLOW DISCLOSURES:

   Interest paid                                           $          94    $       1,548    $       1,539    $       1,548
                                                           =============    =============    =============    =============
   Income taxes paid                                       $          20    $        --      $          13    $         241
                                                           =============    =============    =============    =============


The accompanying notes are an integral part of these consolidated financial statements.

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background Information

Beijing Golden Horse Great Wall Estate Construction Co., Ltd. ("Golden Horse") is a Sino-foreign joint venture cooperative company established on December 25, 1992. Golden Horse is the sole developer and owner of Sunshine Plaza which was developed in the Chaoyang area in Beijing China. Sunshine Plaza is a facility which includes approximately 425,000 square feet of retail space, 97,000 square feet of office space, and 980,000 square feet of condominium space. Construction of Sunshine Plaza was completed in 1999. At December 31, 2000, Golden Horse was owned 80% by Golden Horse International Investment Company and 20% by Beijing Municipal Construction Engineering Corporation.

Consolidation
-------------

The accompanying consolidated financial statements include the accounts of Golden Horse and its 89% owned subsidiary, collectively referred to as "the Company". All significant intercompany transactions and balances have been eliminated in consolidation.

Interim Periods
---------------

The information set forth in these financial statements as of September 30, 2001 and for the nine months ended September 30, 2001 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company. Results of operations for the interim period are not necessarily indicative of the results of operations for the full fiscal year.

Use of Estimates and Assumptions
--------------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Real Estate Held for Sale
-------------------------

Real estate held for sale consists of condominium units, office units, and parking garage spaces. Real estate held for sale is stated at the lower of cost or estimated net realizable value.

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

Specific valuation allowances are provided for loans receivable when it becomes probable that all of the principal and interest payments will not be received as scheduled in the loan agreement (excluding insignificant delays or payment shortfalls). In addition to specific allowances, a general allowance may be provided for future losses based on an evaluation of the loan portfolio and prevailing market conditions. Additions to the allowance are expensed as recognized.

Impairment Losses
-----------------

Real estate held for sale is reported in the balance sheet at the lower of cost or fair value less costs to sell. Real estate held for sale is assessed for impairment when management believes that events or changes in circumstances indicate that its carrying amount may not be recoverable. Based on this assessment, property that is considered impaired is written down to its fair value. Impairment losses are expensed as recognized.

Foreign Currency Translation
----------------------------

All operations are conducted in the People's Republic of China. The local currency is the functional currency (primary currency in which business is conducted). As the functional currency has been stable in relation to the U. S. dollar for all periods presented, there is no adjustment resulting from translating the foreign functional currency assets and liabilities into U. S. dollars. Accordingly, no such gain or loss from foreign currency translation is presented as a separate component of owners' equity.

Income Taxes
------------

The Company is not subject to any income taxes in the United States. The Company is subject to income taxes within the People's Republic of China. Golden Horse and its 89% owned subsidiary file separate income tax returns and accordingly, current and deferred income taxes are recorded for each entity separately. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are recorded, as necessary, when net deferred taxes are not reasonably assured of being realized.

Property and Equipment
----------------------

Property and equipment, including retail space which earns rental income, is stated at cost less accumulated depreciation. The cost of additions, improvements and interest on construction of rental property are capitalized while maintenance and repairs are charged to expense as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are summarized as follows:

               Buildings                                  20 years
               Office equipment                            5 years
               Motor vehicles                              5 years

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Sales of Real Estate and Interest Income
----------------------------------------

Sales of real estate generally are accounted for under the full accrual method. Under this method, gain is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. The sales earning process is generally considered complete upon receiving a significant deposit (defined as at least 15% of total sales price). For most sales contracts significant deposits are received and the total sales amount is normally collected within one year. Due to the short-term nature of these sales contracts, interest income is not charged on the outstanding loan balance and is not material to the consolidated financial statements. Impaired loans at December 31, 2000 and 1999 were originated in years prior to the year ended
December 31, 1999. The Company does not record interest income on impaired loans. When a sale does not meet the requirements for income recognition, gain is deferred until those requirements are met.

Rental Revenue
--------------

Rent is reported as income over the lease term as it becomes receivable according to the provisions of the lease. However, if the rentals vary from the straight-line basis, the income is recognized on a straight-line basis unless another systematic and rational basis is more representative of the time pattern in which the use benefit from the leased property is diminished, in which case that basis shall be used.

Selling Costs
-------------

Selling costs that relate to tangible assets and costs to obtain regulatory approvals are capitalized and recognized as lots are sold. Direct selling costs that relate to lots that are sold and accounted for under a method other than the full accrual method are deferred and recognized as the related gain is recognized. Other selling costs are charged to expense when incurred.


NOTE B - GOING CONCERN UNCERTAINTY

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 2000, short-term payables of $98,479,000 significantly exceeded current liquid assets. The Company incurred losses before extraordinary items of $4,027,000 and $985,000 for the years ended December 31, 2000 and 1999, respectively. The Company intends to be more aggressive in its collection efforts in order to recover past-due amounts. The Company also intends to actively pursue additional sales of real estate transactions. In addition, the Company has spent a significant amount of time, effort and money to upgrade its retail rental space and has a new anchor tenant which they believe improves the value of the property. Management expects to collect increased amounts of future rental income from the new tenant that began operations in September 2001. In addition management is negotiating debt settlements which is expected to significantly reduce the total debt burden to the Company. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999


NOTE C - REAL ESTATE HELD FOR SALE

At December 31, 2000 and 1999, real estate held for sale consists of the following (in thousands):

                                                    December 31,   December 31,
                                                        2000            1999
                                                    ------------   ------------
     Apartment units                                $     36,790   $     37,322
     Office units                                          4,649          4,774
     Parking garage spaces                                14,817         14,817
                                                    ------------   ------------

     Total                                          $     56,256   $     56,913
                                                    ============   ============


NOTE D - MORTGAGE LOANS RECEIVABLE

At December 31, 2000 and 1999, mortgage loans receivable consist of the following (in thousands):

                                                    December 31,   December 31,
                                                            2000           1999
                                                    ------------   ------------

     Mortgage loans receivable                      $     22,327   $     21,738
     Less:  Allowance for loan losses                     (5,852)        (5,852)
                                                    ------------   ------------

     Net mortgage loans receivable                  $     16,475   $     15,886
                                                    ============   ============

At December 31, 2000 and 1999, the Company's total investment in impaired loans was approximately $20,209,459. The allowance for loan losses relating to these impaired loans totaled $5,852,000 at December 31, 2000 and 1999.

The average total investment in impaired loans during the years ended December 31, 2000 and 1999 was $20,209,459 and $19,824,664, respectively.

An analysis of the allowance for loan losses is as follows (in thousands):

                                                    December 31,   December 31,
                                                         2000           1999
                                                    ------------   ------------
Balance, beginning of year                          $      5,852   $      5,852
Provision for losses                                        --             --
Loans charged-off                                           --             --
Recoveries of previous charge-offs                          --             --
                                                    ------------   ------------

                                                    $      5,852   $      5,852
                                                    ============   ============

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999



NOTE D - MORTGAGE LOANS RECEIVABLE (Continued)

Information about the Company's impaired loans as of and for the years ended December 31, 2000 and 1999, follows (in thousands):

                                                               2000      1999
                                                               -------   -------
Investment in impaired loans with recorded allowance           $20,209   $20,209
Investment in impaired loans for which allowance
   was not considered necessary                                   --        --
                                                               -------   -------
       Total investment in impaired loans                      $20,209   $20,209
                                                               =======   =======

Allowance for credit losses on impaired loans                  $ 5,852   $ 5,852
                                                               =======   =======

Average total investment in impaired loans                     $20,209   $19,824
                                                               =======   =======


NOTE E - PROPERTY AND EQUIPMENT

At December 31, 2000 and 1999, property and equipment consists of the following (in thousands):

                                                               2000      1999
                                                               -------   -------
     Office equipment                                           $  184   $   105
     Motor vehicles                                                413       413
     Buildings (including rental property (See Note K))         39,260    39,165
                                                               -------   -------
                                                                39,857    39,683

     Less:  Accumulated depreciation                             4,019     2,212
                                                               -------   -------
                                                               $35,838   $37,471
                                                               =======   =======



NOTE F - SHORT TERM LOANS

At December 31, 2000 and 1999, short term loans consist of the following (in thousands):

                                                               2000      1999
                                                               -------   -------

     Bank of China                                             $ 21,502  $21,707
     Industrial Commercial Bank of China                        18,267    18,270
                                                               -------   -------
                                                               $39,769   $39,977
                                                               =======   =======

Amounts due to the Bank of China are secured by certain of the Company's property and equipment. Interest is charged at a rate of 7.11% per annum on the outstanding balance. This loan was originally due in full on March 28, 1999 and is currently due on demand. Overdue penalties related to this loan have been properly accrued at 0.58% per annum on principal in accordance with the loan agreement.



                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999


NOTE F - SHORT TERM LOANS (Continued)

Amounts due to the Industrial Commercial Bank of China are secured by certain of the Company's property and equipment and real estate held for sale. Interest is charged at a rate of 7.56% per annum on the outstanding balance. This loan was originally due in full on September 30, 2000. Overdue penalties related to this loan have been properly accrued at 8.93% per annum on overdue principal in accordance with the loan agreement.

The Company is currently in negotiation with these banks to extend the due dates of these amounts.


NOTE G - RELATED PARTIES AND RELATED PARTY TRANSACTIONS

At December 31, 2000 and 1999, related party receivable (payable) balances are as follows (in thousands):

                                                                     2000        1999
                                                                    --------    --------
     Shareholder of Golden Horse International Investment Company   $  1,249    $  8,602
                                                                    ========    ========

     Sunshine San He                                                $ (2,416)   $ (2,658)
     China Land Property                                              (7,003)     (4,204)
     Golden Horse International Investment Company                    (1,244)     (1,350)
     Shareholder of Golden Horse International Investment Company       --        (3,062)
     Beijing Sunshine Property Management Company                       (470)       (342)
                                                                    --------    --------

                                                                    $(11,133)   $(11,616)
                                                                    ========    ========

The amount due from a majority shareholder of Golden Horse International Investment Company is unsecured, bears no interest and has no fixed terms of repayment.

The Company has a note payable (with a 5.85% interest rate) to Sunshine San He, an entity owned by two directors of the Company. Sunshine San He advanced the Company funds to use as working capital.

The Company received advances from China Land Property, an entity related to the majority shareholder of Golden Horse International Investment Company. The amounts bear no interest and are due on demand.

The Company has an unsecured note bearing no interest due to Golden Horse International Investment Company and Beijing Sunshine City Property Management. There are no fixed terms of repayment for these notes.

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999


NOTE H - OTHER PAYABLES

At December 31, 2000 and 1999, other payables consist of the following (in thousands):

                                                              2000      1999
                                                              -------   -------

    Current income tax payable                                $   608   $   100
    Deferred income tax liability                              11,154    10,861
    Other taxes payable                                         3,214     4,582
    Commissions payable                                          --      15,230
    Refunds due resulting from incompleted sales contracts      6,015     1,964
    Deposits                                                    4,063     3,688
    Other                                                       5,280     5,638
                                                              -------   -------

                                                              $30,334   $42,063
                                                              =======   =======


NOTE I - EXTINGUISHMENT OF DEBT

The Company recorded extraordinary income for debt forgiveness totaling $5,059,000 (net of income taxes of $2,492,000) during the year ended December
31, 2000. This amount represents amounts due for commissions payable to an entity which acted as a sales agent for the sale of apartments in Sunshine Plaza. In connection with a negotiated settlement this entity waived the balance owed to them.


NOTE J - INCOME TAXES

At December 31, 2000 and 1999, deferred tax assets and liabilities are as follows (in thousands):

                                                            2000        1999
                                                           --------    --------
    Golden Horse:
      Current deferred tax liability                       $(11,154)   $(16,701)
      Current deferred tax asset                               --         5,840
      Valuation allowance for current deferred tax asset       --          --
                                                           --------    --------
                                                            (11,154)    (10,861)
                                                           --------    --------
    Subsidiary:
      Current deferred tax liability                       $   --      $   --
      Current deferred tax asset                                459         234
      Valuation allowance for current deferred tax asset       (459)       (234)
                                                           --------    --------
                                                               --          --
                                                           --------    --------

            Net current deferred tax liability             $(11,154)   $(10,861)
                                                           ========    ========

The current deferred tax liability results from timing differences for revenue and expense recognition for financial and tax reporting purposes primarily related to real estate sales, and allowances for loan losses. Golden Horse and its 89% owned subsidiary file separate income tax returns. Net operating losses of the subsidiary have a 100% valuation allowance recorded due to the uncertainty of this entity generating taxable income in the future.

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999



NOTE J - INCOME TAXES (Continued)

At December 31, 2000 and 1999, income tax (expense) benefit consists of the following (in thousands):

                                                        2000            1999
                                                   ------------    ------------


    Current                                        $       (520)   $       --
    Deferred                                              2,199             174
                                                   ------------    ------------

                                                   $      1,679    $        174
                                                   ============    ============

Differences between the statutory federal income tax rate and the effective rate for the years ended December 31, 2000 and 1999 are as follows (in thousands):

                                                        2000            1999
                                                   ------------    ------------

    Income tax benefit at statutory rate of 33%    $      1,907    $        408
    Change in valuation allowance                          (225)           (234)
    Other                                                    (3)           --
                                                   ------------    ------------

                                                   $      1,679    $        174
                                                   ============    ============


NOTE K - RENTAL PROPERTY

The components of rental property follow (in thousands):

                                                   December 31,    December 31,
                                                        2000            1999
                                                   ------------    ------------


    Retail office space                            $     23,581    $     23,581
    Less:  Accumulated depreciation                      (2,172)         (1,098)
                                                   ------------    ------------

                                                   $     21,409    $     22,483
                                                   ============    ============

The property is leased under cancelable and noncancelable arrangements. Future minimum lease payments to be received under existing noncancelable operating leases at December 31, 2000 are as follows (in thousands):

    2001                                           $    444,000
    2002                                                807,000
    2003                                                775,000
    2004                                                723,000
    2005                                                689,000
    Thereafter                                        2,250,000
                                                   ------------
    Total                                          $  5,688,000
                                                   ============

                     BEIJING GOLDEN HORSE GREAT WALL ESTATE
                      CONSTRUCTION CO., LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 September 30, 2001, December 31, 2000 and 1999


NOTE L - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments at December 31, 2000, none of which are held for trading purposes, are as follows:

                                                             Carrying     Fair
                                                              Amount     Value
                                                             --------   --------
    Financial Assets:
      Cash and cash equivalent                               $    241   $    241
      Mortgage loans receivable                                16,475     16,475

    Financial Liabilities:
      Short-term loans                                       $ 39,769   $ 39,769

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

o Cash and cash equivalents and short-term loans: The carrying amounts reported in the balance sheet approximate fair value because of the short maturities of those instruments.

o Mortgage loans receivable: The carrying amounts reported in the balance sheet approximate fair values because the rates approximate the current rates offered by the Company for notes with similar credit quality, maturities and terms, or have been written down to fair value by accruing appropriate allowances for loan losses.


NOTE M - INTERIM FINANCIAL INFORMATION (Unaudited)

During the nine months ended September 30, 2001, the Company recorded $2,529,000 (net of income taxes of $1,245,000) as a gain on extinguishment of debt. The amount represents amounts due for loan fees payable in connection with construction of Sunshine Plaza was waived by Xin Da Zhong Enterprise Development Co., Ltd. in connection with a negotiated settlement.

ITEM 7(b) - PROFORMA FINANCIAL INFORMATION


                         Pro Forma Financial Information


Pursuant to a Stock Purchase Agreement dated August 1, 2001, Viking Capital Group, Inc. ("Viking" or "the Company") has acquired 25% of the ownership of an entity, with its principal place of business located in Beijing, China. This newly formed entity was acquired for 21,500,000 newly-issued, common shares of Viking. A total of 7,500,000 shares were issued directly to the entity being acquired and the remaining 14,000,000 shares were issued to the selling owners of the assets transferred into the acquisition entity. The acquisition date was effective on December 3, 2001, after receiving all necessary significant approvals from the Chinese authorities. This newly formed entity owns five principal assets. Specifically, this entity being acquired owns 60% of Beijing Golden Horse Great Wall Estate Construction Company, Ltd. and 40% of Lianyugang East Sea Highway Development and Management Company, Ltd. In addition, this entity acquired the business operations of Beijing Feiyun Chemical Trading Company, Ltd. and two notes receivable which are collateralized by the underlying equity of two other operating companies.

The unaudited pro forma condensed balance sheet of Viking as of September 30, 2001 reflects this acquisition under the equity method as if it had occurred on September 30, 2001.

The unaudited pro forma condensed statements of operations for the year ended December 31, 2000 and nine months ended September 30, 2001, reflect the acquisition as if it had occurred on January 1, 2000.

The unaudited pro forma condensed balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and related notes appearing elsewhere in this document. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it necessarily indicative of the future results of the entities.



                           VIKING CAPITAL GROUP, INC.

                               UNAUDITED PRO FORMA
                             CONDENSED BALANCE SHEET

                               September 30, 2001

                                     ASSETS
                                     ------

                                                                                     (Note A)
                                                               Viking Capital       Pro Forma        Pro Forma
                                                                 Group, Inc.       Adjustments       Combined
                                                               --------------    --------------   --------------
CURRENT ASSETS
   Cash                                                        $      150,243    $         --     $      150,243
   Marketable securities                                                8,977              --              8,977
   Accounts receivable                                                   --                --               --
   Notes and other accounts receivable and accrued interest,
    net of allowance of $161,722 at September 30,
    2001 including related party amount of $106,444 at
    September 30, 2001                                                140,623              --            140,623
                                                               --------------    --------------   --------------

           Total current assets                                       299,843              --            299,843

PROPERTY AND EQUIPMENT
   Computer equipment                                                 157,307              --            157,307
   Furniture and office equipment                                      21,241              --             21,241
   Accumulated depreciation and amortization                         (170,875)             --           (170,875)
                                                               --------------    --------------   --------------

           Net property and equipment                                   7,673              --              7,673

CAPITALIZED SOFTWARE, net of accumulated
   amortization of $352,461 at September 30, 2001                     421,168              --            421,168


INVESTMENT IN AFFILIATES ACCOUNTED FOR
   USING THE EQUITY METHOD                                               --           5,600,000        5,600,000

OTHER ASSETS                                                           60,027              --             60,027
                                                               --------------    --------------   --------------

TOTAL ASSETS                                                   $      788,711    $    5,600,000   $    6,388,711
                                                               ==============    ==============   ==============


                           VIKING CAPITAL GROUP, INC.


                               UNAUDITED PRO FORMA
                       CONDENSED BALANCE SHEET (Continued)

                               September 30, 2001

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                                      (Note A)
                                                                  Viking Capital     Pro Forma       Pro Forma
                                                                    Group, Inc.     Adjustments      Combined
                                                                   ------------    ------------    -------------
CURRENT LIABILITIES
  Notes payable                                                    $    327,730    $       --      $     327,730
  Notes payable - related party                                          62,600            --             62,600
  Current obligations under capital leases                                3,412            --              3,412
  Accounts payable                                                      223,130            --            223,130
  Accrued payroll taxes                                                  55,480            --             55,480
  Accrued officers' salary                                            1,683,299            --          1,683,299
  Interest payable                                                       18,067            --             18,067
  Interest payable - related party                                        7,535            --              7,535
                                                                   ------------    ------------    -------------

           Total current liabilities                                  2,381,253            --          2,381,253

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock $1.00 par value; 50,000,000 shares authorized,
   no shares issued and outstanding                                        --              --               --
  Series A Preferred Stock $1.00 par value; 2,500,000 shares
   authorized, no shares issued and outstanding                            --              --               --
  Series AA Preferred Stock $1.00 par value; 6,000,000 shares
   authorized, no shares issued and outstanding                            --              --               --
  Common stock $0.001 par value, 150,000,000 shares authorized,
   61,691,246 issued and 53,665,621 outstanding at September
   30, 2001                                                              40,191          21,500           61,691
  Common stock Class B $0.001 par value, 100,000 shares
   authorized, issued and outstanding                                       100            --                100
  Additional paid-in capital                                         10,236,099       8,578,500       18,814,599
  Deficit accumulated in the development stage                      (11,827,726)           --        (11,827,726)
                                                                   ------------    ------------    -------------

                                                                     (1,551,336)      8,600,000        7,048,664
           Less treasury stock - 8,025,625 shares at cost               (41,206)     (3,000,000)      (3,041,206)
                                                                   ------------    ------------    -------------

           Total stockholders' equity (deficit)                      (1,592,542)      5,600,000        4,007,458
                                                                   ------------    ------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIT)                                                       $    788,711    $  5,600,000    $   6,388,711
                                                                   ============    ============    =============


                           VIKING CAPITAL GROUP, INC.

                          UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 2001

                                                                       (Note B)
                                                   Viking Capital     Pro Forma       Pro Forma
                                                     Group, Inc.     Adjustments       Combined
                                                   -------------    -------------    -------------
REVENUE                                            $        --      $        --      $        --
COST OF REVENUE                                             --               --               --
                                                   -------------    -------------    -------------

GROSS PROFIT                                                --               --               --

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  Depreciation and amortization                          220,968             --            220,968
  General and administrative expenses                    917,864             --            917,864
                                                   -------------    -------------    -------------

           Total costs and expenses                    1,138,832             --          1,138,832
                                                   -------------    -------------    -------------

    Loss from operations                              (1,138,832)            --         (1,138,832)

OTHER INCOME (EXPENSE)
  Interest income                                          6,472             --              6,472
  Interest expense                                       (30,578)            --            (30,578)
  Interest expense-related party                          (4,961)            --             (4,961)
  Other                                                     (441)            --               (441)
  Income (loss) from equity accounted investment            --         (1,028,463)      (1,028,463)
                                                   -------------    -------------    -------------

    Total other income (expense)                         (29,508)      (1,028,463)      (1,057,971)
                                                   -------------    -------------    -------------

    Loss before income taxes                          (1,168,340)      (1,028,463)      (2,196,803)

    Income tax provision                                    --               --               --
                                                   -------------    -------------    -------------

NET LOSS                                           $  (1,168,340)   $  (1,028,463)   $  (2,196,803)
                                                   =============    =============    =============

Loss per common share:
    Basic and diluted loss per common share        $       (.031)                   $       (.043)
                                                   =============                    =============

Weighted-average common shares outstanding
    (Basic and diluted)                               37,419,554                       51,419,554
                                                   =============                    =============




                           VIKING CAPITAL GROUP, INC.

                          UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS

                          Year Ended December 31, 2000

                                                                         (Note B)
                                                   Viking Capital       Pro Forma        Pro Forma
                                                     Group, Inc.       Adjustments       Combined
                                                   --------------    --------------    --------------
REVENUE                                            $       14,982    $         --      $       14,982
COST OF REVENUE                                            13,366              --              13,366
                                                   --------------    --------------    --------------

GROSS PROFIT                                                1,616              --               1,616

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            1,653,589              --           1,653,589
                                                   --------------    --------------    --------------

    Loss from operations                               (1,651,973)             --          (1,651,973)

OTHER INCOME (EXPENSE)
  Interest income                                          21,088              --              21,088
  Interest expense                                        (27,915)             --             (27,915)
  Interest expense-related party                           (2,865)             --              (2,865)
  Other                                                    64,597              --              64,597
  Income (loss) from equity accounted investment             --          (1,633,954)       (1,633,954)
                                                   --------------    --------------    --------------

    Total other income (expense)                           54,905        (1,633,954)       (1,579,049)
                                                   --------------    --------------    --------------

    Loss before income taxes                           (1,597,068)       (1,633,954)       (3,231,022)

    Income tax provision                                     --                --                --
                                                   --------------    --------------    --------------

NET LOSS                                           $   (1,597,068)   $   (1,633,954)   $   (3,231,022)
                                                   ==============    ==============    ==============

Loss per common share:
    Basic and diluted loss per common share        $       (0.047)                   $       (0.068)
                                                   ==============                    ==============

Weighted-average common shares outstanding
    (Basic and diluted)                                34,072,484                        48,072,484
                                                   ==============                    ==============


                           VIKING CAPITAL GROUP, INC.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION



NOTE A - PRO FORMA CONDENSED BALANCE SHEET

The issuance of 14,000,000 shares of Viking's common stock to the owners of the acquired entity was recorded at $0.40 per share, which is the weighted average trading price of Viking's common stock for two days prior through two days after agreeing to the terms and announcing the acquisition. The acquisition was agreed to and announced on August 1, 2001. The total value of the common stock of $5,600,000 has been recorded as an equity investment with a corresponding credit to equity. Shares issued to the entity that Viking acquired are reflected as treasury stock.

The acquisition of Beijing Feiyun Viking Enterprises Company, Ltd. was accounted for using the equity method of accounting.


NOTE B - PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

The equity income (loss) recorded as a pro forma adjustment represents the 25% equity income or loss of each entity's income or loss for the respective periods plus interest income on the underlying notes receivable as follows:

                                    Per Historical Financial             Proforma Financial
                                           Statements                        Information
                                 ------------------------------    ------------------------------
                                  Nine Months          Year         Nine Months          Year
                                     Ended            Ended            Ended            Ended
                                 September 30,     December 31,    September 30,     December 31,
                                       2001             2000             2001             2000
                                 -------------    -------------    -------------    -------------
Income (loss) from continuting
operations
  Lianyugang East Sea            $    (168,149)   $     (42,040)   $     (16,815)   $      (4,204)
    Highway Development
    and Management
    Company, Ltd.
  Beijing Feiyun Xin Ye               (209,128)            --            (52,282)            --
    Chemical Trading Co., Ltd.
  Beijing Golden Horse Great        (3,915,000)      (6,519,000)        (978,750)      (1,629,750)
    Wall Estate Construction
    Co., Ltd.
  Interest income on notes              77,537             --             19,384             --
    receivable (Note 2)
                                                                   -------------    -------------

                                                                   $  (1,028,463)   $  (1,633,954)
                                                                   =============    =============

Note 1: The pro forma financial information represents 25% of the net income or loss for Beijing Feiyun Xin Ye Chemical Trading Co., Ltd. Beijing Golden Horse Great Wall Estate Construction Co., Ltd. is owned 60% by the acquired entity and accordingly is consolidated with the acquired entity. As a result, the pro forma financial information for this entity represents 25% of the net income or loss from continuing operations, after a 40% minority interest deduction. Lianyugang East Sea Highway Development and Management Company, Ltd. is owned 40% by the acquired entity and accordingly is accounted for by the acquired entity on the equity method. As a result, the pro forma financial information for this entity represents 25% of the net income or loss for the acquired entity's 40% ownership interest.

 NOTE B - PRO FORMA CONDENSED STATEMENTS OF OPERATIONS (Continued)

Note 2: Notes receivable were originated on July 31, 2001. Accordingly, interest income is calculated from this point with a 4% annual interest rate.

                           VIKING CAPITAL GROUP, INC.

NOTE C - WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

The weighted average common shares outstanding for the pro forma combined information includes Viking's weighted average common shares outstanding plus the 14,000,000 shares issued to the prior owners in connection with this acquisition.

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Viking Capital Group, Inc.


Date: February 12, 2002                      /s/ Matthew W. Fossen
                                            ----------------------------
                                            Matthew W.  Fossen
                                            President, Chief Financial Officer